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                              EMPLOYMENT AGREEMENT               Exhibit 10.17



       THIS AGREEMENT (the "Agreement"), made this twenty-eighth day of October, 1996 by and between MARKET FACTS, INC., a Delaware corporation (hereinafter "MFI"), with its principal place of business at 3040 West Salt Creek Lane, Arlington Heights, Illinois, 60005 and Timothy Q. Rounds (hereinafter "Executive"), an individual residing in Elmhurst, Illinois.

                             W I T N E S S E T H:
                             - - - - - - - - - -

       WHEREAS, Executive is currently employed as the Senior Vice President of MFI and MFI desires to continue to employ Executive on terms which will encourage the attention and dedication of Executive to MFI as one of its key employees; and

       WHEREAS, Executive is willing to commit himself/herself to continue to serve MFI on the terms and conditions set forth below; and

       WHEREAS, in order to effect the foregoing, MFI and Executive wish to enter in an employment agreement on the terms and conditions set forth below.

       NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, by the execution hereof do agree as follows:

       1. Employment. MFI employs Executive as its Senior Vice President, and Executive accepts such employment and agrees to continue to serve MFI, in each case upon and subject to the terms and conditions set forth herein, which terms and conditions shall supersede any other oral or written employment agreement(s) entered into by and between MFI and Executive prior to the date of this Agreement.

       2. Term. MFI agrees to employ Executive as provided in Section 1 hereof for a term of employment (the "Term of Employment") commencing on such date (the "Effective Date") as this Agreement shall be ratified and approved by the Board of Directors of MFI (the "Board of Directors") in accordance with Section 22 hereof and continuing thereafter until terminated in accordance with the provisions of Section 7 hereof.

       3. Duties. MFI hereby employs, engages, and hires Executive in the capacity set forth in Section 1 hereof and Executive hereby accepts and agrees to such hiring, engagement and employment, subject to the general supervision of, and pursuant to the orders, advice and direction of the Board of Directors. Executive shall perform such other duties as are customarily performed by one holding such position in other, same, or similar businesses or enterprises as that engaged in by MFI, and shall also additionally render such other and unrelated services and duties consistent with his/her executive officer status in Section 1 hereof as may be assigned to him/her from time to time by MFI. Executive shall devote all of his/her working time and efforts to the business and affairs of MFI.

       Executive shall perform such services wherever MFI shall in good faith direct; however, Executive shall not be required to remove his/her permanent residency from the Elmhurst, Illinois area or be absent from Elmhurst, Illinois for such extended periods as to make his/her continued residence in Elmhurst, Illinois not practicable.

       4. Compensation. MFI agrees to pay Executive a base salary of $127,400.00 (hereinafter "Base Salary") per year, which shall be payable in accordance with MFI's customary payroll practices but not less frequently than in equal amounts payable at two (2) week intervals. MFI may adjust the Base Salary upward from time to time to conform to alterations, if any, in MFI's compensation policy for officers.

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       Based upon MFI's performance and Executive's individual performance and at the sole discretion of the Board of Directors, Executive shall be eligible for an annual bonus consistent with the provisions and goals set by the Board of Directors for each bonus year, and shall be entitled to participate in other stock and bonus compensation programs of MFI, in each case on a basis no less favorable to Executive than that available to other officers of MFI with similar responsibilities and duties.

       5. Expenses. MFI shall reimburse Executive for his/her business expenses (including expenditures for travel, meals, hotel accommodations, and the like) incurred in the course of his/her employment hereunder, provided that Executive submits the documentation necessary for deduction of the payments by MFI on its income tax returns. In the event that any of Executive's expenses so reimbursed pursuant to this Agreement are disallowed as a business expense by the tax authorities due to lack of supporting evidence Executive shall be responsible to MFI for any tax consequences incurred by MFI as a result thereof.

       6. Executive Benefits. Executive shall be entitled to participate in MFI's vacation, retirement, insurance, disability, medical coverage and other fringe benefit programs in accordance with the terms of those programs, and this Agreement is not intended to be in lieu of any rights, benefits and privileges to which Executive may be entitled as an employee of MFI under any such programs as may now be in effect or may hereafter be adopted. In no event shall Executive's entitlement to vacation be determined under a policy that is less favorable to him/her than MFI's vacation policy applicable to him/her as of the date of this Agreement.

       Pursuant to the "Market Facts Flexible Benefits Plan" (the "Flex Plan") as currently in effect, employees of MFI are entitled to select (and pay the premiums cost for) life insurance coverage in an amount equal to a selected multiple of their earnings (as defined in the Flex Plan) for the prior calendar year. For so long as MFI shall elect to maintain a life insurance option for its executive officers pursuant to the Flex Plan or another comparable successor plan, MFI shall furnish to Executive, at MFI's expense, life insurance coverage pursuant to the Flex Plan, or such other comparable plan, in an amount equal to one (1) year of Executive's calendar year earnings (as determined pursuant to the Flex Plan or such other comparable plan).

       7. Termination.

          (a) Basis. Executive's employment may be terminated hereunder by MFI or Executive without any breach of this Agreement under the following circumstances and subject to the provisions set forth elsewhere herein:

          (i) MFI, Without Cause. MFI may terminate Executive's employment hereunder at any time by written notice to Executive.

          (ii) Executive, Without Cause. Executive may terminate his/her employment hereunder at any time by giving MFI not less than sixty (60) days prior written notice.

          (iii) Death. Executive's employment hereunder shall terminate upon his/her death.

          (iv) Disability. MFI may terminate the Executive's employment hereunder at any time in the event of Executive's disability. "Disability" is defined to mean Executive's inability to substantially perform his/her normal duties for sixteen (16) weeks (not necessarily continuous or calendar weeks) during any twelve (12) successive months; and in the event of a dispute as to Executive's inability to perform his/her duties, MFI may refer the same to a licensed practicing physician of MFI's choice, and Executive agrees to submit to such tests and examination as such physician shall deem appropriate.

          (v) For Cause. MFI may terminate Executive's employment hereunder at any time for Cause. "Cause" shall mean (a) an act of proven fraud or dishonesty on the part of Executive, or (b) a willful and material breach of this Agreement by the Executive, which breach has not been cured and remedied by Executive within sixty (60) days after written notice from the Board of Directors to Executive describing such breach in reasonable detail.

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           (vi) By Mutual Agreement. This Agreement may be terminated at any time by the mutual agreement of the parties. Any such termination shall be memorialized by an agreement which is reduced to writing and signed by Executive and a duly appointed officer of MFI.

           (b) Notice of Termination. Any termination of Executive's employment by MFI or by Executive (other than pursuant to Section 7(a)(iii) above) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment if such termination is pursuant to clauses (iv) or (v) of Section 7(a).

          (c) Date of Termination. For purposes of this Agreement, "Date of Termination" shall mean the date specified in the Notice of Termination as the last day of employment of Executive or, if no such date is specified, (i) on the sixtieth (60th) day following Notice of Termination if such notice is given pursuant to Section 7(a)(ii) above, and (ii) in all other cases, at the end of the month in which the Notice of Termination is given.

       8.  Rights Upon Termination.

          (a) If Executive's employment is terminated other than pursuant to
Section 7(a)(v) herein, MFI shall pay to Executive the unpaid portion of any Base Salary due and payable to Executive at and as of the Date of Termination. In addition, if Executive's employment is terminated other than pursuant to Sections 7(a)(iii) or (v) herein, Executive shall receive the Base Salary payable to Executive under Section 4 above at the intervals provided therein, from the Date of Termination to the respective date set forth below:

           (i) if Executive's employment is terminated pursuant to the provisions of Section 7(a)(i) hereof, the one (1) year anniversary date of the date of the Notice of Termination;

           (ii) if Executive's employment is terminated pursuant to the provisions of Section 7(a)(ii) hereof, the date specified in the Notice of Termination or if no such termination date is specified, the 60th day after the date of the Notice of Termination (or such earlier applicable date as may be provided herein);

           (iii) if Executive's employment is terminated pursuant to the provisions of Section 7(a)(iv) by reason of Executive's Disability, then until the first anniversary of the Date of Termination, Executive shall be entitled to receive such portion of Base Salary as would have been paid to Executive pursuant to MFI's disability programs then in effect, if such Notice of Termination had not been given by MFI; and

           (iv) if Executive's employment is terminated pursuant to the provisions of Section 7(a)(vi), the termination date mutually agreed by MFI and Executive.

           (b) If Executive's employment is terminated by his/her death, or if Executive's death shall occur prior to his/her receipt of the payments provided for in Section 8(a) above, such payment(s) shall be paid to Executive's designated beneficiary, or if he or she predeceases Executive, to Executive's estate.

       9. Executive's Ability to Contract for Company. To the extent Executive is so authorized by MFI's Board of Directors or By-Laws, and until such time as a Notice of Termination is given pursuant to Section 7(b) hereof, Executive shall have the right to make any contracts or commitments for or on behalf of MFI, to sign or endorse any commercial paper, contracts, advertisements, or instrument of any nature, and to enter into any obligation binding MFI to the payment of money or otherwise.

       10. Non-Competition Provisions. Executive agrees that during his/her employment with MFI and for a period of one (1) year following the Date of Termination, Executive shall not, directly or indirectly:

           (a) solicit or otherwise attempt to induce any clients of MFI on whose account Executive has worked during the two (2) years prior to the termination of Executive's employment to terminate their relationship with MFI or otherwise divert from MFI and/or its affiliates any trade or business being conducted by such customers with MFI or otherwise provide any services similar to the services provided by MFI to such customers; or

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          (b) recruit, solicit or otherwise induce or influence any employee or agent of MFI to terminate their employment or agency relationship with MFI, or employ, seek to employ, or cause any other business competitive to MFI to employ or seek to employ any person who is then (or was at any time within the six months prior thereto) employed by MFI.

       11. Confidential Information. Executive recognizes that as a key member of the management of MFI, Executive has and will continue to occupy a position of trust with respect to such business information of a secret or confidential nature which is the property of MFI or any of its subsidiaries or affiliates and which has been or will be used by or imparted to Executive from time to time in the course of Executive's duties. Executive therefore agrees that:

          (a) Executive shall not at any time during the term of this Agreement or thereafter, except in the performance of his/her duties hereunder, use or disclose directly or indirectly to any third person any such information.

          (b) Executive shall return promptly on the termination of Executive's employment for whatever reason (or in the event of Executive's death, Executive's personal representative shall return) to MFI at its direction and expense any and all copies of records, drawings, writings, blueprints, materials, memoranda and other data pertaining to such secret or confidential information.

          (c) The term "information of a secret or confidential nature" means information of any nature and in any form which at the time or times concerned is not generally known to those persons engaged in businesses similar to those conducted or contemplated by MFI which relates to any one or more of the aspects of MFI's business, including, but not limited to, tests, test procedures, test programs and systems, patents and patent applications; copyrights or copyright applications, inventions and improvements, whether patentable or not; writings whether copyrightable or not; development projects; machines; machine designs and the materials for machines; policies, processes, formulas, techniques, know-how, data, data bases, computer designs, computer programs whether embodied in source or object code, computer languages or formats and other facts relating to design, construction, development utilization, manufacturing or servicing of machines or programs or relating to materials for machines or programs; to plant layout or to plant operations; policies, processes, formulas, techniques, know-how and other facts relating to sales, marketing advertising, promotions, financial matters, customers, customer lists, customers' purchases, or requirements, and other trade secrets, both tangible and intangible, in writing and orally imparted.

       12. Intellectual Property Rights.

          (a) MFI shall have all rights including international priority rights in: all tests, procedures, inventions, developments and discoveries, whether or not patentable, and all suggestions, proposals, computer programs and writings, including any copyright interests therein, which Executive authors, conceives or makes, either solely or jointly with others during his/her employment with MFI which: (i) relate to any subject matter with which Executive's work for MFI may be concerned; (ii) relate to the business products or services or actual or demonstrably anticipated research or development projects of MFI; (iii) involve the use of the time, equipment, materials or facilities of MFI; or (iv) relate or are applicable to any phase of MFI's business. Further, Executive agrees to execute all documents and to take all actions as may be necessary in order to assign all rights to or otherwise vest good title to MFI in the property and proprietary rights described in this subparagraph (a).

          (b) MFI shall have no rights in inventions and writings made or conceived by Executive prior to his/her employment with MFI which are: (i) embodied in a United States Letters Patent, Copyright Registration or an application for United States Letters Patent or Copyright Registration filed prior to the commencement of his/her employment; or (ii) owned by a former employer prior to Executive's employment by MFI; or (iii) disclosed in detail in a writing attached hereto or provided to MFI within one (1) week of the execution hereof. The acceptance of such disclosure by MFI shall not create a confidential relationship.

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       In addition to the foregoing, MFI shall have no rights in any inventions made or conceived by Executive which do not involve any equipment, supplies, facilities or materials of MFI and which are developed entirely on Executive's own time unless: (i) the invention relates to the business, products or services of MFI; (ii) the invention relates to actual or demonstrably anticipated research or development projects of MFI, or (iii) the invention results from any services performed by Executive for MFI.

          (c) Executive will disclose promptly in writing to MFI all ideas, inventions, improvements, discoveries and writings, whether or not patentable or copyrightable, made or conceived by him/her either solely or in collaboration with others during his/her employment with MFI, whether or not during regular working hours, and, if based on confidential information as defined in Paragraph 11(c) hereof, within one (1) year thereafter, if such inventions or writings relate to either: (i) the subject of Executive's work for MFI; (ii) products, projects, programs or business of MFI of which Executive had knowledge in the course of Executive's work or otherwise; or (iii) any business of MFI during Executive's employment.

          (d) Executive shall maintain for disclosure to MFI complete written records of all such inventions and writings. Such records shall bear dates and signatures and show (i) the full nature thereof, and (ii) the critical dates pertaining to conception, development, reduction to practice, and embodiment in a tangible form. Such records shall be the sole property of and be readily available to MFI.

          (e) Executive will, during the term of his/her employment and thereafter, at the request of MFI and without expense to Executive: (i) cooperate in the procurement in the name of Executive of patent, utility model, design and copyright protection to cover such inventions and writings, including the execution of domestic, foreign, divisional, continuing and re-issue applications for Letters Patent, Utility Models, Designs and Copyright Registrations and assignments thereof; and (ii) execute all documents, make all rightful oaths, testify in all proceedings in Government Offices or in the Courts concerning such inventions and writings, and generally do everything lawfully possible in any controversy or otherwise to aid MFI to obtain, enjoy and enforce proper protection of such property.

       13. Remedy. Executive understands that MFI would not have any adequate remedy at law for the material breach or threatened breach by Executive of any one or more of the covenants set forth in this Agreement and agrees that in the event of any such material breach or threatened breach, MFI shall be entitled to preliminary and permanent injunctive relief without bond in any court of competent jurisdiction, which rights shall be cumulative and in addition to any other rights or remedies to which MFI may be entitled.

       14. Headings. The headings of the sections and subsections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

       15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original.

       16. Assignment. This Agreement shall not be assignable by either party without the express written consent of the other party hereto.

       17. Amendment and Modification. No amendment or modification of the terms of this Agreement shall be binding upon either party unless reduced to writing and signed by Executive and a duly appointed officer of MFI.

       18. Notices. All notices, reports and payments made pursuant to this Agreement shall be addressed to MFI to the attention of the Chief Executive Officer at the address set forth in the first paragraph of this Agreement. Notices to Executive shall be addressed as set forth hereinafter:

                    Timothy Q. Rounds
                    Market Facts, Inc.
                    3040 West Salt Creek Lane
                    Arlington Heights, Illinois 60005

       Either addressee may change its (his/her) address upon prior written notice.

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       19. Repayment of Compensation. In the event that either (a) all or any portion of the amounts payable and benefits provided to the Executive under this Agreement from and after the date hereof are disallowed by the Internal Revenue Service as deductible expenses on grounds that they do not constitute a "reasonable allowance" of compensation and/or (b) such amounts and benefits are deemed by a court of competent jurisdiction (the "court") to constitute a waste of corporate assets, Executive agrees to reimburse to MFI such amounts and benefits to the extent of the disallowance and/or the amount of payments and benefits deemed to constitute such waste within thirty (30) days after MFI has notified Executive of the amount so disallowed and/or characterized. Executive hereby also agrees to any modification of the terms of this Agreement which MFI deems necessary and/or appropriate in light of the Internal Revenue Service's disallowance and/or the court's finding.

       20. Entire Agreement. This Agreement contains the entire agreement between Executive and MFI and supersedes any and all previous agreements, written or oral, between the parties relating to the subject matter hereof.

       21. Severability. The provisions of this Agreement shall be severable. The unenforceability or invalidity of any one or more provisions, clauses, or sentences hereof shall not render any other provision, clause or sentence herein contained unenforceable or invalid. The portion of the Agreement which is not invalid or unenforceable shall be considered enforceable and binding on the parties and the invalid or unenforceable provision(s), clauses(s) or sentence(s) shall be deemed excised, modified or restricted to the extent necessary to render the same valid and enforceable, and this Agreement shall be construed as if such invalid or unenforceable provision(s), clause(s), or sentence(s) were omitted.

       22. Effective Date. This Agreement shall become effective only upon and subject to the approval of the Board of Directors of MFI.

       23. Governing Law. This Agreement shall be governed, construed and enforced in accordance with the internal laws of the State of Illinois, excluding any choice of law rules which may direct the application of the laws of another jurisdiction.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate on the date first above written.



                              Timothy Q. Rounds
                              -----------------
                              Executive



                              MARKET FACTS, INC.


                              By: Glenn W. Schmidt
                                  ----------------

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